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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the National City Savings and Investment Plan, National City Savings and Investment Plan No. 2 and National City Savings and Investment Plan No. 3 and to the incorporation by reference therein of our report dated January 24, 2001, with respect to the consolidated financial statements of National City Corporation included in its Annual Report (Form 10-K) for the year-ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                     /s/Ernst &Young LLP

Cleveland, Ohio
December 6, 2001